As filed with the Securities and Exchange Commission on March 9, 2010

Registration Statement No. 333-80045

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

PLC SYSTEMS INC.

(Exact name of registrant as specified in its charter)

Yukon Territory, Canada	04-3153858
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

10 Forge Park

Franklin, Massachusetts 02038

(508) 541-8800

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Mark R. Tauscher

President and Chief Executive Officer

PLC Systems Inc.

10 Forge Park

Franklin, Massachusetts 02038

(508) 541-8800

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

with copy to:

Jeffrey A. Stein

Wilmer Cutler Pickering Hale and Dorr LLP

60 State Street
Boston, Massachusetts 02109
(617) 526-6000

Approximate date of commencement of proposed sale to the public:  This Post-Effective Amendment No. 1 deregisters those securities that remain unsold hereunder as of the effective date hereof.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

DEREGISTRATION OF SECURITIES

PLC Systems Inc. (the “Registrant”) is filing this Post-Effective Amendment No. 1 to the registration statement on Form S-3, Registration No. 333-80045, filed on June 4, 1999 (the “Registration Statement”), to deregister unsold securities of the Registrant.

Pursuant to the undertaking made by the Registrant in the Registration Statement, the Registrant hereby removes from registration any and all securities registered by the Registrant under the Registration Statement that have not been sold pursuant the Registration Statement prior to the date hereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Franklin, Commonwealth of Massachusetts, on March 9, 2010.

PLC SYSTEMS INC.

By:	/s/ Mark R. Tauscher
Mark R. Tauscher
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Mark R. Tauscher	President, Chief Executive Officer and	March 9, 2010
Mark R. Tauscher	Director (principal executive officer)

/s/ James G. Thomasch	Senior Vice President of Finance and	March 9, 2010
James G. Thomasch	Administration, Chief Financial Officer and
Treasurer (principal financial and accounting
officer)

/s/ Robert I. Rudko, Ph.D.	Chief Scientific Officer and Director	March 9, 2010
Robert I. Rudko, Ph.D.

/s/ Edward H. Pendergast	Chairman of the Board	March 9, 2010
Edward H. Pendergast

/s/ Louis Brenner, M.D.	Director	March 9, 2010
Louis Brenner, M.D.

/s/ Kevin J. Dunn	Director	March 9, 2010
Kevin J. Dunn

/s/ Benjamin L. Holmes	Director	March 9, 2010
Benjamin L. Holmes

/s/ Brent Norton, M.D.	Director	March 9, 2010
Brent Norton, M.D.

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